Exhibit 10.3

MARTIN MARIETTA MATERIALS, INC.
FORM OF PERFORMANCE SHARE UNIT AWARD AGREEMENT

THIS PERFORMANCE SHARE UNIT AWARD AGREEMENT (the “Award Agreement”), made as of ____________, between Martin Marietta Materials, Inc., a North Carolina corporation (the “Company”), _______________________ (the “Employee”).

1.	GRANT

Pursuant to the Martin Marietta Materials, Inc. Amended and Restated Stock-Based Award Plan (the “Plan”), the Company hereby grants the Employee __________ Performance Share Units (the “Award”) as the target amount of a performance-based stock unit award on the terms and conditions contained in this Award Agreement, and subject to the terms and conditions of the Plan.  Depending on the Company’s performance as set forth in Section 4, the participant may earn zero percent (0%) to two hundred percent (200%) of the target number of Performance Share Units awarded. The term “Performance Share Unit” or “PSU(s)” as used in this Award Agreement refers only to the Performance Share Units awarded to the Employee under this Award Agreement.

2.            GRANT DATE

The Grant Date is ______________.

3.            MEASUREMENT PERIOD

Subject to the terms and conditions hereof and of the Plan, the measurement period begins on [●] and ends on [●] (the “Measurement Period”). Except as otherwise provided in this Award Agreement or the Plan, the PSUs will become vested on [●], at the end of the Measurement Period (the “Vesting Date”).

4.            PAYMENT OF PERFORMANCE SHARE UNITS

(a)
Vesting of Award. Unless forfeited or converted and paid earlier as provided in Section 7 or Section 9 below, the Performance Share Units granted hereunder will vest (“Vest” or “Vesting”) based on the achievement of the performance goals specified in Section 4(b) and, other than as provided in Section 7 or Section 9 below, provided that the Employee is employed by the Company or an Affiliate on the Vesting Date.

(b)
Performance Goals. The percentage of the Award that Vests and will be paid with respect to the Measurement Period in connection with the PSUs (the “Vesting Percentage”) is conditioned on the satisfaction of the performance goals set forth in the table below during the Measurement Period, which have been established by the Committee.  The Vesting Percentage will be equal to the sum of the Achievement Percentage (as determined below) for each Measure identified in the table below multiplied by the Weight applicable to such Measure, as identified in the table below.  The “Achievement Percentage” for a particular Measure is equal to the Company’s achievement of the Measure during the Measurement Period by reference to the Target value set forth in the table below, expressed as a percentage and as determined by the Committee in its sole discretion; provided that achievement below Threshold will result in an Achievement Percentage of 0% for such Measure, and achievement above Maximum will result in an Achievement Percentage of 200% for such Measure.  For performance levels falling between the values as shown in the table below, the Achievement Percentage will be determined by interpolation. Payment will be made in Stock.

1)	[●] percent ([●]%) of the Award will vest based on [●] during the Measurement Period (“[PM 1]”) ;

2)	[●] percent ([●]%) of the Award will vest based on [●] during the Measurement Period (“[PM 2]”); and

3)
[●] percent ([●]%) of the Award will vest based on the total shareholder return during the Measurement Period (“TSR”) of the Company as compared to the TSR of the rTSR Peer Group (as defined below) (the “rTSR”). The calculation of TSR is the average daily closing price per share for the last twenty (20) trading days of the Measurement Period (the “Ending Stock Price”) minus the average daily closing price per share for the first twenty (20) trading days of the Measurement Period (the “Beginning Stock Price”), plus Reinvested Dividends, with the resulting amount divided by the Beginning Stock Price. “Reinvested Dividends” will be calculated by multiplying (i) the aggregate number of shares (including fractional shares) that could have been purchased during the Measurement Period had each cash dividend paid on a single share during that period been immediately reinvested in additional shares (or fractional shares) at the closing selling price per share on the applicable dividend payment date by (ii) the average daily closing price per share calculated for the entire duration of the Measurement Period. Each of the foregoing amounts will be equitably adjusted for stock splits, stock dividends, recapitalizations and other similar events affecting the shares. For companies in the rTSR Peer Group that are not on a calendar fiscal year, TSR will be measured on the basis of the companies’ four fiscal quarters each year that coincide with the Company’s calendar fiscal year. The peer group (“rTSR Peer Group”) for purposes of the rTSR consists of [●]. For the avoidance of doubt, the TSR formula is:

TSR =	(Ending Stock Price – Beginning Stock Price) + Reinvested Dividends Beginning Stock Price

Percentage of Target PSUs That Vest		50%	100%	200%
Measure	Weight	Threshold	Target	Maximum
PM 1	[●]%	[●]	[●]	[●]
PM2	[●]%	[●]	[●]	[●]
Relative TSR	[●]%	[●]th percentile of rTSR Peer Group	[●]th percentile of rTSR Peer Group	[●]th percentile of rTSR Peer Group

(c)
Shares Payable.  On the Vesting Date, a number of PSUs equal to the target number of PSUs awarded in this Award Agreement multiplied by the Vesting Percentage will Vest and be converted into shares of Stock on a one-for-one basis.  The resulting shares of Stock will be delivered to the Employee as soon as practicable following the Vesting Date (but in no event later than 60 days following the Vesting Date).

(d)	Payment Determination. The Committee may exercise its discretion to reduce the Vesting Percentage (but not below 100%) if the Company’s TSR is less than zero (0).

(e)	Non-Recurring Events. The Committee shall exclude from the performance results any non-recurring expenses or gains/losses, such as acquisition costs.

5.	DIVIDEND EQUIVALENTS

On the date that the Awards Vest, dividend equivalents will be paid to the Employee in an amount equal to the aggregate amount of dividends paid on a share of Stock during the period commencing with the Grant Date and ending on the Vesting Date multiplied by the number of PSUs that vest in accordance with this Award Agreement.  The dividend equivalent amounts shall be paid from the general assets of the Company and shall be treated and reported as additional compensation for the year in which payment is made.

6.	TRANSFERABLE ONLY UPON DEATH

This Performance Share Unit grant shall not be assignable or transferable by the Employee except by will or the laws of descent and distribution.

7.	TERMINATION, RETIREMENT, DISABILITY OR DEATH

(a)
Termination.  If the Employee’s employment with the Company is terminated prior to the Vesting Date for any reason other than on account of death, Disability or Retirement (in each case, as defined below), whether by the Employee or by the Company, and in the latter case whether with or without Cause (as defined below), then the Performance Share Units will be forfeited upon such termination.

(b)
Retirement or Disability.  If the Employee’s employment with the Company is terminated prior to the Vesting Date upon Retirement (as defined below) or as the result of a disability under circumstances entitling the Employee to the commencement of benefits under a long-term disability plan maintained by the Company (“Disability”), then the terms of all outstanding PSUs will be unaffected by such Retirement or Disability and the PSUs will be paid in accordance with Section 4 above. “Retirement” is defined as termination of employment with the Company after reaching age 62 under circumstances that qualify for normal retirement in accordance with the Martin Marietta Materials, Inc. Pension Plan (“Retirement Eligible”); provided, that, the Committee may in its sole discretion classify an Employee’s termination of employment as Retirement under other circumstances.

(c)
Death.  If, prior to the Vesting Date, the Employee dies while employed by the Company or after termination by reason of Disability, then the terms of all outstanding PSUs will be unaffected by such death and the PSUs will be paid in accordance with Section 4 above to the Employee’s estate or beneficiary.

(d)	Committee Negative Discretion. The Committee may in its sole discretion decide to reduce or eliminate any amount otherwise payable with respect to an award under Sections 7(b) or 7(c).

8.	TAX WITHHOLDING

At the time PSUs are converted into shares of Stock and delivered to the Employee, the Employee will recognize ordinary income based on the value of the Stock payable in accordance with Section 4.  The Company shall withhold applicable taxes as required by law at the time of such Vesting by deducting shares of Stock from the payment to satisfy the obligation prior to the delivery of the certificates for shares of Stock.  Withholding will be at the minimum rates prescribed by law; therefore, the Employee may owe additional taxes as a result of the distribution.  The Employee may not request tax to be withheld at greater than the minimum rate.  If the Employee terminates employment and the PSUs are not forfeited as a result of the application of Section 7(b), 7(c) or 9, the Company may require the Employee to pay to the Company or withhold from the Employee’s compensation, by canceling PSUs or otherwise, an amount equal to satisfy the obligation to withhold federal employment taxes as required by law.

9.	CHANGE IN CONTROL

(a)
Notwithstanding anything to the contrary in the Plan or in this Award Agreement, in the event of a Change in Control, each unvested PSU shall remain outstanding and continue to vest pursuant to its terms; provided that:

(i) the Committee shall be permitted, in its sole discretion, to determine the Vesting Percentage, effective as of the Change in Control, such that the PSUs shall only be subject to the Employee’s continued employment through the Vesting Date;

(ii) in the event the Employee would be Retirement Eligible before the Vesting Date, each such PSU that remains unvested as of the date of the Change in Control (after application of the Vesting Percentage) shall become fully vested and the shares of Stock (or other property) then subject to such PSU no later than 15 days following the date of such Change in Control; and

(iii) if clause (ii) does not apply, in the event of a termination of the Employee’s employment or service during the 24-month period following such Change in Control (A) without Cause or (B) by the Employee for Good Reason (in each case, as defined below), each such PSU that remains unvested as of the date of such termination (after application of the Vesting Percentage) shall become fully vested and the shares of Stock (or other property) then subject to such PSU will be distributed no later than 15 days following the date of such termination.

For purposes of this Agreement, “Cause” means the Employee having been convicted in a court of competent jurisdiction of a felony or having been adjudged by a court of competent jurisdiction to be liable for fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Corporation, and such conviction or adjudication has become final and non-appealable. The Employee shall not be deemed to have been terminated for Cause, unless the Corporation shall have given the Employee (A) notice setting forth, in reasonable detail, the facts and circumstances claimed to provide a basis for termination for Cause, (B) a reasonable opportunity for the Employee, together with his or her counsel, to be heard before the Board of Directors and (C) a notice of termination stating that, in the reasonable judgment of the Board of Directors, the Employee was guilty of conduct constituting Cause and specifying the particulars thereof in reasonable detail.

For purposes of this Agreement, “Good Reason” means (i) a good faith determination by the Employee that the Corporation or any of its officers has (A) taken any action which materially and adversely changes the Employee’s position (including titles), authority or responsibilities with the Corporation or reduces the Employee’s ability to carry out his or her duties and responsibilities with the Corporation or (B) has failed to take any action where such failure results in material and adverse changes in the Employee’s position (including titles), authority or responsibilities with the Corporation or reduces the Employee’s ability to carry out his or her duties and responsibilities with the Corporation; (ii) a reduction in the Employee’s base salary or other forms of compensation (including, without limitation, any equity compensation); or (iii) requiring the Employee to be employed at any location more than 35 miles further from his or her principal residence than the location at which the Employee was employed immediately preceding the Change in Control, in any case of (i), (ii) or (iii) without the Employee’s prior written consent; provided that, the Employee shall not be permitted to terminate his or her employment for Good Reason unless the Employee has given the Corporation notice of the applicable circumstances constituting Good Reason within 90 days of the date the Employee has actual knowledge of such circumstances, the Corporation has failed to cure such circumstances within 30 days of receiving such notice and the Employee terminates employment immediately following the expiration of such 30-day period.

For the avoidance of doubt, pursuant to Section 9 of the Plan, the Company may, in connection with a Change in Control, provide that the PSUs shall be deemed to represent the right to receive stock of another party to such transaction, cash or other property having a value equivalent to the shares of Stock otherwise subject to such PSUs, as determined by the Committee.

10.	AMENDMENT AND TERMINATION OF PLAN OR AWARDS

As provided in Section 7 of the Plan, subject to certain limitations contained within Section 7, the Board of Directors may at any time amend, suspend or discontinue the Plan and the Committee may at any time alter or amend all Award Agreements under the Plan.  Notwithstanding Section 7 of the Plan, no such amendment, suspension or discontinuance of the Plan or alteration or amendment of this Award Agreement shall, except with the Employee’s express written consent, adversely affect any PSU granted under this Award Agreement; provided, however, that the Board of Directors or the Committee may amend the Plan or this Award Agreement to the extent it deems appropriate to cause this Agreement or the PSUs hereunder to comply with Section 409A of the Code  (including the distribution requirements thereunder) or be exempt from Section 409A of the Code or the tax penalty under Section 409A(a)(1)(B) of the Code.  If the Plan and the Award Agreement are terminated in a manner consistent with the requirements of Treas. Reg. § 1.409A-3(j)(4)(ix), the Board of Directors may, in its sole discretion, accelerate the conversion of PSUs to shares of Stock and immediately distribute such shares of Stock to the Employee.

11.	EXECUTION OF AWARD AGREEMENT

No PSU granted under this Award Agreement is distributable nor is this Award Agreement enforceable until this Award Agreement has been fully executed by the Company and the Employee.  By executing this Award Agreement, the Employee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

12.	MISCELLANEOUS

(a)
Nothing contained in the Award Agreement confers on the Employee the rights of a shareholder with respect to this Performance Share Unit award prior to Vesting and before the Employee becomes the holder of record of the shares of Stock payable.  Except as provided in Section 9 of the Plan, no adjustment will be made for dividends or other rights, and grants of dividend equivalents pursuant to Section 5 will not be considered to be a grant of any other shareholder right.

(b)
For purposes of this Award Agreement, the Employee will be considered to be in the employ of the Company during an approved leave of absence unless otherwise provided in an agreement between the Employee and the Company.

(c)
Nothing contained in this Award Agreement or in any Performance Share Unit granted hereunder shall confer upon any Employee any right of continued employment by the Company, expressed or implied, nor limit in any way the right of the Company to terminate the Employee’s employment at any time.

(d)	Except as provided under Section 6 herein, neither these PSUs nor any of the rights or obligations hereunder shall be assigned or delegated by either party hereto.

(e)	Capitalized terms used but not defined in this Award Agreement shall have the meanings assigned to such terms in the Plan.

(f)	To the extent there is a conflict between the terms of the Plan and this Award Agreement, the terms of the Plan shall govern.

13.	NOTICES

Notices and all other communications provided for in this Award Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by overnight mail courier service, postage prepaid, addressed as follows:

If to the Employee, to the most recent
address on file with the Company.

If to the Company, to:

Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, NC  27607
Fax:  (855) 783-4603
Attn:  Corporate Secretary

or to such other address or such other person as the Employee or the Company shall designate in writing in accordance with this Section 13, except that notices regarding changes in notices shall be effective only upon receipt.

14.	GOVERNING LAW

This Award Agreement shall be governed by the laws of the State of North Carolina.

IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed and the Employee has hereunto set his hand as of the day and year first above written.

MARTIN MARIETTA MATERIALS, INC.,

By:
	Name:	Roselyn Bar
	Title:	Executive Vice President, General Counsel and Corporate Secretary

EMPLOYEE

By:
(Employee’s Signature)